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                                                                   EXHIBIT 23(a)


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 29, 2003 relating to the MeadWestvaco Corporation consolidated financial statements, which appears in the 2002 Annual Report to Shareholders, which is incorporated by reference in MeadWestvaco Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP


New York, New York
March 19, 2003